EXHIBIT 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com

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April 11, 2008	Hamburg	Paris
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Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8.

We have acted as special counsel to Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,213,554 shares of common stock, $0.001 par value per share (the “Shares”), issuable under the Company’s 2004 Equity Incentive Plan (the “Plan”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on or about April 11, 2008, (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the terms (including the exercise price and exercise period) and form of the option or options pursuant to which the Shares will be issued are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, in accordance with the

April 11, 2008

Plan, when the person or persons entitled to receive Shares and the number of Shares to be issued to such person or persons pursuant to the options or stock awards granted under the Plan are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, and upon execution, issuance and delivery of certificates representing the Shares (and notation of such issuance in the stock transfer records of the Company) and receipt of payment for such Shares in the manner contemplated by the Plan in an amount in cash or other legal consideration of not less than the aggregate par value thereof, and assuming the Company completes all other actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, the Shares will be duly authorized by all necessary corporate action of the Company, the Shares will be validly issued, and the Shares will be fully paid and nonassessable.

We bring your attention to the fact that Latham & Watkins LLP and certain attorneys in this Firm who have rendered, and will continue to render, legal services to the Company, own Shares and warrants exercisable for Shares representing in the aggregate less than one percent of the Shares outstanding immediately prior to the filing of the Registration Statement

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Latham & Watkins LLP